                                                                   EXHIBIT 21.1

                           SIGNIFICANT SUBSIDIARIES


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
                                                                             UNNAMED WHOLLY-OWNED
                                                                             SUBSIDIARIES OF NAMED
                                                                           SUBSIDIARIES CARRYING ON THE
                                                         PERCENTAGE OF       SAME LINE OF BUSINESS
                                   JURISDICTION IN     VOTING SECURITIES   ----------------------------
              NAME                 WHICH ORGANIZED           OWNED           DOMESTIC      FOREIGN
              ----                 ---------------     -----------------     --------      -------
Fashions Outlet of America, Inc.     Delaware                 100                105           -

The Ralph Lauren                     Delaware                 100                  2           -
  Womenswear Company, L.P.

The Polo/Lauren Company, L.P.        New York                 100                  -           -

RL Fragrances, LLC                   Delaware                 100                  -           -

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